Exhibit 10.04
                             Kloberville Agreement

                               COMMONWEALTH OF THE NORTHERN MARIANA ISLANDS
                                        DEPARTMENT OF PUBLIC WORKS
                                             Saipan, MP 96950
                                       CONTRACT NO. NMHC KEP-9907-001

                                          AGREEMENT and CONTRACT

                                             for CONSTRUCTION

              This Agreement and Contract is entered into between the Commonwealth of the Northern Mariana Islands (the "Commonwealth"),
      represented by the Contracting Officer, and TELESOURCE CNMI, INC., P.0. Box PPP 402, Box 10000, Saipan. MP 96950 (the "Contractor") for the construction of the KOBLERVILLE EXPANSION PROJECT (the "Project"). The
      Commonwealth and the contractor agree as follows-- ARTICLE 1. THE CONTRACTOR SHALL furnish all materials, labor, equipment, tools and services necessary to perform in a workmanlike manner all work required for the completion of the Project, as described in the Scope of Work and in strict compliance with the Contract Documents, for the firm fixed price of Six Million Three Hundred Ten US Dollars ($6,310,000.00).
               (a)Payments to Contractor. The Commonwealth shall make progress payments to the Contractor in accordance with the General Conditions. No other payments will be made.
               (b)Contract Time. The Contractor shall commence work on the date stated in the written Notice to Proceed issued by the Contracting Officer, and shall complete the Project ready for use within four hundred fifty
      (450) calendar days of commencement, exclusive of any review time or suspension time imposed by the government that delays the orderly prosecution of the work.
               (c)Subcontractors. The Contractor agrees to bind every subcontractor by the terms of the Contract Documents. The Contract Documents shall not be construed as creating any contractual relation between any subcontractor and the Government. ARTICLE 2. LIQUIDATED DAMAGES. The Contractor shall pay to the Commonwealth the sum of One Thousand U.S. Dollars ($1000.00) Daily, not as a penalty but as reasonable liquidated damages for breach of this Contract by the Contractor, by his failing, neglecting or refusing to complete the work within the time herein specified, and said sums shall be paid for each consecutive calendar day that the Contractor shall be in default beyond the time stipulated in the Contract for completing the work. ARTICLE 3. RECORDS. The Contractor and subcontractors at all levels shall provide the Public Auditor of the Commonwealth of the Northern Mariana Islands access to examine and copy any records, data, or papers relevant to the Contract until three (3) years have passed since the final payment under the Contract. (Reference 1 CMC ss.7845.) ARTICLE 4. DEBARMENT AND SUSPENSION. In addition to other causes set forth in the CNMI Procurement Regulations ss.6-212(2), a breach of ethical standards under any of the following sections of the CNMI Procurement Regulations can be cause for (i) debarment or suspension of the Contractor and/or (ii) termination of the Contractor for default.
           Section 6-205 Gratuities and Kickbacks.
          (I) Gratuities. It shall be a breach of ethical standards for any person to offer, give or agree to give any employee or former employee, or for any employee or former employee to solicit, demand, accept, or agree to accept from another person, a gratuity



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                                      246
      or an offer of  employment  in  connection  with any  decision,  approval, disapproval, recommendation, preparation of any part of a program requirement or a purchase request, influencing the content of any specification or procurement standard, rendering of advice, investigation, auditing or in any other advisory capacity in any proceeding or application, request for ruling, determination, claim or controversy, or other particular matter, pertaining to any program requirement or a contract or subcontract or to any solicitation or proposal therefor. (2) Kickbacks. It shall be a breach of ethical standards for any payment, gratuity or offer of employment to be made by or on behalf of a subcontractor under a contract to the prime contractor or higher tier subcontractor or any person associated therewith as an inducement for the award of a subcontract or order.

      Section 6-206 Prohibition Against Contingent Fees.

      (1) Contingent fees. It shall be a breach of ethical standards for a person to be retained, or to retain a person, to solicit or secure government contracts upon an agreement or understanding for a commission, percentage, brokerage or contingent fee, except for retention of bona fide employees or bona fide established commercial selling agencies for the purpose of securing business. (2) Representation of contractor. Every person, before being awarded a government contract, shall represent, in writing that such person has not retained anyone in violation of this section. Failure to do so constitutes a breach of ethical standards.
ARTICLE 5. CONTRACT DOCUMENTS. The following instruments (if checked) constitute the Contract Documents, and collectively evidence and constitute the Contract. ("Future Documents" will become Contract Documents by operation of the Contract at a later date.)

----------------------------------- --------------------------------------------
Existing Documents                  Future Documents
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Agreement and Contract         X     Notice to Proceed
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Scope of Work                  Performance and Payment Bonds
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     General Conditions
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Technical Specifications
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Contractor's Proposal
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Labor Standards Provisions
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Special Provisions
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
X     Request for Proposals REP 98-07
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
      Invitation for Bids
----------------------------------- --------------------------------------------
----------------------------------- --------------------------------------------
      Minutes of Pre-award meetings  X Contract management documents issued by the Contracting Officer
----------------------------------- --------------------------------------------

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                                      247

ARTICLE 6. SIGNATURE REQUIREMENTS. No contract can be formed prior to the approval of all required Government officials, as evidenced by the signature affixed hereto, of each of them. The signature of the Contractor shall be the last in time to be affixed hereto. The Contract shall become effective upon the execution by all required signatories.
--------------------------------------------------------------------------------

Contracting Officer for the Commonwealth

 /s/ MaryLou S. Ada                            Date:               July 27, 1999
 -----------------------------                     -----------------------------
 -----------------------------                     -----------------------------
        MaryLou S. Ada
         Executive Director, Northern Marianas Housing
         Corporation
------------------------------------------------------------------------------

Expenditure Authority
I declare that I have complied with the construction procedures of the CNMI Procurement Regulations in the procurement of this contract, that this contract is for a public purpose, and that the contract docs not waste or abuse public funds. I declare that I, personally, have the authority to obligate the expenditure of funds for this contract. I declare under penalty of perjury that the foregoing is true and correct and that this declaration was executed this day on Saipan, Commonwealth of the Northern Marianas Islands.

 /s/ Juan S. Tenorio                           Date:               July 27, 1999
------------------------------                     -----------------------------
------------------------------                     -----------------------------
        Juan S. Tenorio
         Chairman of the Board, Northern Marianas Housing
         Corporation
--------------------------------------------------------------------------------

Procurement and Supply

I hereby certify that to the best of my information and belief this contract is in compliance with the CNMI Procurement Regulations, is for a public purpose, and docs not waste or abuse public funds.

/s/ Herman S. Sablan                           Date:               July 27, 1999
------------------------------                     -----------------------------
------------------------------                     -----------------------------
        Herman S. Sablan
         Director of Procurement and Supply

Northern Marianas Housing Corporation           Total $6,310,000.00

I hereby certify that there are sufficient funds available in Account Number NMHC General Funds in the amount of ____________________ for the execution of this contract.

 s/ Jean Y. Aldan                              Date:               July 29, 1999
 -----------------------------                     -----------------------------
 -----------------------------                     -----------------------------
        Jean Y. Aldan
         Chief Accountant, NMHC

                                 A/C#11101        $1,220,000.00
                                    #21600        $1,100,000.00
                                    #11114          $315,000.00
                                    #22200        $3,675,000.00





---------------------------------------------------------------------------
 DPW ver 07.28.98          CONTRACT AND AGREEMENT                 PAGE 3 OF 5

Attorney General
I hereby certify that this contract has been numbered, reviewed and approved as to form and legal capacity.

        /s/ Maya Kara                Date:               July 30, 1999 at 3:45PM
        --------------------------                 -----------------------------
        --------------------------                 -----------------------------
        Maya Kara
         Attorney General (Acting)
--------------------------------------------------------------------------------


Governor

        /s/ Jesus R. Sablan                   Date:               August 3, 1999
        ---------------------------                -----------------------------
        ---------------------------                -----------------------------
        Jesus R. Sablan, Acting
         Govenor
--------------------------------------------------------------------------------
         Commonwealth of the Northern Mariana Islands

Contractor: Contractor's Name

On behalf of the Contractor, I represent that I am authorized to bind the Contractor to the terms of this Contract, and by my signature I do so hereby accept for the Contractor, and bind the Contractor to, the terms of this Contract. I further represent for the Contractor that no person associated with the Contractor has retained any person in violation of Section 6-205 of the CNMI Procurement Regulations.

        /s/ K. J. Semikian                   Date:               August 13, 1999
        ---------------------------                -----------------------------
        ---------------------------                -----------------------------
        K. J. Semikian
         Title:  President
--------------------------------------------------------------------------------
         Affiliation:  Telesource CNMI, Inc.
         Other Contractor Information:  Telephone number: 322-4501


                                   CERTIFICATION OF CONTRACT COMPLETION

I hereby certify that this contract bears all signatures and is therefore complete.

        /s/ Herman S. Sablan                 Date:               August 13, 1999
        ---------------------------                -----------------------------
        ---------------------------                -----------------------------
        Herman S. Sablan
         Director of Procurement and Supply


--------------------------------------------------------------------------------
                                           END OF CONTRACT and AGGREMENT
--------------------------------------------------------------------------------

------------------------------------------------------------------------------
DPW ver 07.28.98               CONTRACT AND AGREEMENT               PAGE 4 OF 5

                                         PROCUREMENT INFORMATION
                                         For Government Use Only



        Method of Procurement (Check one only)
               Competitive Sealed Bids
      X        Competitive Sealed Proposals  7-27-99
               Small Purchase
               Sole Source
               Emergency
               Expedited


        Type of Procurement (Check one only)
      X        Initial Procurement   7-27-99
               Subsequent Procurement
                        Following Bid Protest
                        Government's Option
                        Replacement for Defaulted Contractor

        Government contract numbers of all related contracts with the Vendor:
      "NONE"






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                                      250

STATE OF   )
                                   )
ILLINOIS   ) S.S.
                                   )



                                       - SPECIAL POWER OF ATTORNEY

                   Know all men by these presents, that I, KHAJADOUR SEMIKIAN, the undersigned; of PPP 184 Box 10000, Garapan, Saipan MP 96950, do hereby make, constitute, and appoint VICTOR BALIAN,whose address is PPP 184 Box 10000, Garapan, Saipan MP 96950, my true and lawful attorney in fact for me and in my name, place and stead and on my behalf, and for my use and benefit:

                   1. To enter into, execute and deliver any contract, proposal, offer, agreement, loan document, lease, conveyance or any other instrument that may be deemed to be necessary and proper for the conduct of business of Telesource CNMI, Inc.

          2. To make, receive, sign, indorse, execute, acknowledge, deliver, and possess all checks, drafts, withdrawal receipts and deposit instruments relating to accounts or deposits in, or certificates of deposit of, savings and loan or other institutions or associations, and such other instruments in writing of whatever kind and nature as may be necessary or proper to carry out the business of Telesource CNMI, Inc

          3. I grant to said attorney in fact full power and authority to do, take and perform all and every act and thing whatsoever requisite, proper, or necessary to be done, in the exercise of any of the rights and powers hereingranted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that said attorney in fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

          AND I HEREBY DECLARE that any act or thing lawfully done hereunder by my said attorney shall be binding on myself and my heirs, and personal representatives, and assigns.

          FURTHER, this Special Power of Attorney shall remain in full force and effect for three years from the date of its execution unless earlier rescinded by me.

          IN WITNESS WHEREOF, I have hereunto set my hand on the 4th day of August 1999.

                                   /s/ Khajadour Semikian
                                  -------------------------------------
                                  -------------------------------------
                                               KHAJADOUR SEMIKIAN
SPECIMEN SIGNATURE
                                                    "OFFICAL SEAL"
/s/ Victor Balian                                Christina L. Xydis
---------------------------------------
---------------------------------------
VICTOR BALIAN                                Notary Public, State of Illinois
                                               My Commission Expires 2-5-00
                                                 /s/ Christina L. Xydis
                                            ---------------------------------
                                            ---------------------------------
                                                     August 4, 1999

                               General Conditions -- Construction Contract

                                                 Contents
--------------------------------------------------------------------------------
     Clause                                                                Page
          1.   ENTIRE AGREEMENT                                              3
          2.   CONTRACT NOT ASSIGNABLE                                       3
          3.   INDEPENDENT CONTRACTOR                                        3
          4.   NO WAIVER BY COMMONWEALTH                                     3
          5.   INTERPRETATION AMD VALIDITY                                   3
          6.   DEFINITIONS                                                   4
          7.   AUTHORITIES AND LIMITATIONS                                   4
          8.   PAYMENT TO CONTRACTOR                                         5
          9.   ASSIGNMENT OF CLAIMS                                          6
         10.   STATUS OF ARCHITECTURAL/ENGINEERING DESIGNS AND DATA          6
         11.   ADDITIONAL REQUIREMENTS FOR "DESIGN-BUILD" PROJECTS           7
         12.   CONTRACT AND BONDS                                            8
         13.   CONSTRUCTION PROGRESS CHART                                   8
         14.   FEES AND CHARGES                                              8
         15.   CONTRACT TIME                                                 8
         16.   LIQUIDATED DAMAGES                                            9
         17.   DISPUTES AND REMEDIES                                         9
         18.   SUSPENSION OF WORK                                           12
         19.   CHANGES                                                      12
         20.   EQUITABLE ADJUSTMENT                                         14
         21.   TERMINATION FOR DEFAULT                                      16
         22.   TERMINATION FOR THE CONVENIENCE OF THE COMMONWEALTH          15
         23.   LIABILITY TO THIRD PERSONS; INDEMNIFICATION; INSURANCE       16
         24.   SUPERINTENDENCE BY CONTRACTOR                                17
         25.   RIGHTS-OF-WAY                                                17
         26.   APPROPRIATENESS OF EQUIPMENT                                 18
         27.   LAWS TO BE OBSERVED                                          18
         28.   PERFORMANCE OF WORK BY CONTRACTOR                            19
         29.   CONDITIONS AFFECTING THE WORK                                19
         30.   SITE INVESTIGATION                                           20
         31.   DIFFERING SITE CONDITIONS                                    19


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                                      252

32.  AS-BUILT DRAWINGS                                                      20
33.  SHOP DRAWINGS, COORDINATION DRAWINGS, AND SCHEDULES                    20
34.  SAMPLES                                                                21
35.  INSPECTION AND ACCEPTANCE                                              22
36.  MATERIAL AND WORKMANSHIP                                               23
37.  OTHER CONTRACTS                                                        23
38.  SUBCONTRACTS                                                           24
39.  COMMONWEALTH OCCUPANCY                                                 24
40.  GUARANTEES                                                             24
41.  MAINTENANCE OF TRAFFIC                                                 25
42.  PERMITS AND RESPONSIBILITIES                                           24
43.  PROJECT SIGNS                                                          24
44.  SPECIFICATIONS AND DRAWINGS                                            24
45.  STANDARD REFERENCES                                                    25
46.  STANDARD DETAILS                                                       25
47.  MEASUREMENTS                                                           25
48.  SURVEY MONUMENTS AND BENCH MARKS                                       26
49.  PATENT INDEMNITY                                                       26
50.  CONVICT LABOR                                                          26
51.  EQUAL OPPORTUNITY                                                      26
52.  UTILIZATION OF SMALL BUSINESS CONCERNS                                 27
53.  WORKING HOURS                                                          27
54.  SOCIAL SECURITY                                                        27
55.  ACCIDENT PREVENTION - PUBLIC SAFETY                                    28
56.  DEBRIS AND CLEANING                                                    28
57.  SANITATION                                                             28
58.  PROTECTION OF EXISTING VEGETATION, STRUCTURES, UTILITIES, AND
     IMPROVEMENTS                                                           28
59.  STORM PROTECTION                                                       29
60.  FAILURE TO FURNISH INFORMATION AND RECORDS                             29
61.  PERMISSION TO ENTER THE COMMONWEALTH OF THE NORTHERN
     MARIANA ISLANDS                                                        29
62.  TRANSPORTATION AND LODGING EXPENSE                                     29
63.  OFFICIALS NOT TO BENEFIT                                               30


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                                      253

                               General Conditions -- Construction Contract

 1.   ENTIRE AGREEMENT
      (a) With respect to the subject matter of the Contract, the Contract, as expressed in the Contract Documents, represents the entire agreement between the Commonwealth and the Contractor, and supersedes all prior agreements and understandings. No revision to the express terms of the contract shall be implied, except as required by law.

 2.   CONTRACT NOT ASSIGNABLE
      (a) The Contract and all of its covenants shall inure to the benefit of and be binding respectively upon the Commonwealth and the Contractor and its partners, successors, assigns and legal representatives. The Contractor may not assign, transfer, encumber, or sublet its interest or obligations under the Contract without written consent of the Commonwealth. No mechanic, subcontractor, supplier, or other person shall be permitted to contract for or in any other manner have or acquire any lien upon the services covered by the Contract, or the construction to which the services pertain, or the land upon which the construction is situated.

 3.   INDEPENDENT CONTRACTOR
      (a) For purposes of the application of Article 6, "Ethics in Public Contracting" of the CNMI Procurement Regulations, the Contractor and its employees, agents, subcontractors, and representatives shall be considered employees of the Commonwealth government, as provided by ss. 1-201(8) of the CNMI Procurement Regulations.

      (b) Except as stated in the CNMI Procurement Regulations or authorized in writing by the Contracting Officer and only under the terms so stated or authorized, neither the Contractor nor its employees or subcontractors shall act for, represent, or bind the Commonwealth in any capacity or manner whatsoever, or be deemed or considered an employee, agent, or representative of the Commonwealth, or be deemed to have any relationship with the Commonwealth other than that of independent contractor.

 4.   NO WAIVER BY COMMONWEALTH
      (a) The failure of the Commonwealth in any one or more instances to insist upon strict performance of any of the items of the Contract, or to exercise any option herein conferred, shall not be construed as a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or options on any future occasion.

 5.   INTERPRETATION AND VALIDITY
      (a) This contract shall be interpreted under the laws of the Commonwealth of the Northern Mariana Islands. Where no local law is available to resolve a particular issue, reference shall be had to U.S. federal procurement law and cases similar to the matter in dispute, including the Federal Acquisition Regulation and decisions interpreting it, as well as scholarly treatises on U.S. federal procurement law.

(b) All provisions of this Contract shall, to the extent practical, be interpreted to be consistent with the CNMI Procurement Regulations. In the event of an unresolvable conflict between any provision of the contract and the CNMI Procurement Regulations, the CNMI Procurement Regulations shall govern the Contract.



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                                      254

      (c) In the event of a conflict  between any  provision of the Contract and
      Agreement  document  and  these  General  Conditions,   the  Contract  and
      Agreement document shall govern the Contract.

      (d) If the contract documents include a "Special Conditions" document, that document shall be interpreted to supplement these General Conditions and shall prevail in the event of a conflict.

      (e) In the event the contract or the procurement action resulting in the contract is found to be in violation of the CNMI Procurement Regulations, then the Contract will not be valid under the laws of the Commonwealth of the Northern Mariana Islands, and may be found to be legally voidable. The Commonwealth will seek to have any liability asserted against it by a contractor which directly results from improper acts of a government employee to be determined judicially to be the individual liability of the employee who committed the wrongful acts. (Reference CNMI Procurement Regulations ss. ss. 1-107, 1-108.)

 6.   DEFINITIONS
      (a) The term "Commonwealth" as used in all Contract Documents shall mean the government of the Commonwealth of the Northern Mariana Islands.

      (b) The term "Contracting Officer" as used in all Contract Documents shall mean the person executing the Contract as Contracting Officer and includes a duly appointed successor or authorized representative. If the Secretary of Public Works executes the contract as Contracting Officer, the Secretary may, from time to time, in writing, designate another individual to be Contracting Officer.

 7.   AUTHORITIES AND LIMITATIONS
      (a) All work under the Contract shall be performed under the general direction of the Contracting Officer, who alone shall have the power to bind the Commonwealth and to exercise the rights, responsibilities, authorities and functions vested in him by the contract documents, except that he shall have the right to designate authorized representatives to act for him. The authorized representatives are responsible for guiding the technical aspects of the project and for general surveillance of the work performed. The authorized representatives shall not make any commitments or authorize any changes which constitute work not within the general scope of the Contract, change the expressed terms and conditions hereof or specifications incorporated or included herein, or by any act or omission authorize expressly or otherwise, a basis for any increase in the contract price or time for performance. Whenever any provisions in the Contract specify an individual (such as, but not limited to, Construction Engineer, Inspector, or Custodian) or an organization (whether government or private) to perform any act on behalf of, or in the interest of the Commonwealth, that individual or organization shall be deemed to be the Contracting Officer's authorized representative under the Contract but only to the extent so specified. A copy of each document vesting authority in an authorized representative or designating an additional authorized representative shall be furnished to the Contractor.

      (b) The Contractor shall perform the Contract in accordance with any order (including but not limited to instruction, direction, interpretation or determination issued by an authorized representative in accordance with his authority to act for the Contracting Officer; but the Contractor assumes all the risks and consequences of performing the contract in accordance with any order (including but not limited to, instruction, direction, interpretation, or determination) of anyone not authorized to issue such order.

      (c) The work of the Contractor is subject to inspection to insure strict compliance with the terms of the Contract. No inspector is authorized to change any provision of the specifications without the written authority of the Contracting Officer, nor shall the presence or absence of an inspector relieve the Contractor from any requirements of the work.


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                                      255

      8.   PAYMENTS TO THE CONTRACTOR

      (a) The Commonwealth will pay the contract price as provided in this clause.

      (b) The Commonwealth will make progress payments monthly as the work proceeds or at more frequent intervals as determined by the Contracting Officer, on estimates approved by the Contracting Officer.

      (c) Before the first progress payment under the Contract becomes due, the Contractor shall prepare a breakdown of the contract price acceptable to the Contracting Officer showing the amount included therein for each principal category of the work, in such detail as requested. The values in the breakdown will be used to provide a basis for determining progress payments. The Contractor's overhead, profit and cost of bonds shall be prorated throughout the life of the contract.

      (d) Except as may be otherwise provided in the Contract, the contract price shall include all applicable Federal, Commonwealth of the Northern Mariana Islands, and local taxes and duties.

      (e) Estimates on which progress payments are based shall include the value (as determined by the Contracting Officer) of satisfactory in place work performed pursuant to change orders.

      (f) Preparatory work done will not be taken into consideration in preparing estimates upon which progress payments are based.

      (g) The Contracting Officer, at his discretion, may authorize payments for materials delivered and stored on the work site. The Contractor is fully responsible for the materials delivered and stored by him.

      (h) The Contractor, prior to receiving a progress or final payment under the Contract, shall submit to the Contracting Officer a certification that the Contractor has made payments from the proceeds of prior payments, or that he will make timely payment from the proceeds of the progress payments or final payment due him, to his workers, subcontractors, and suppliers in accordance with the Contractor's contractual agreement with them.

      (i) In making each progress payment, there shall be retained ten percent (10%) of the estimated amount until final completion and acceptance of the contract work. However, if the Contracting Officer, at any time after fifty percent (50%) of the work has been completed, finds that satisfactory progress is being made, the Contracting Officer may authorize any of the remaining progress payments be made in full with not retainage. Also, whenever the work is substantially complete, the Contracting Officer, if he considers the amount retained to be in excess of the amount adequate for the protection of the Commonwealth, at his discretion, may release to the Contractor all or a portion of such excess amount. Furthermore, upon completion and acceptance of each separate building, public work, or other division of the contract on which the price is stated separately in the contract, payment may be made therefore without retention of a percentage.

      (j) All material and work covered by progress payments made shall thereupon become the sole property of the Commonwealth, but this provision shall not be construed as relieving the Contractor from the sole responsibility for all material and work upon which the payments have been made or the restoration of any damaged work, or as waiving the right of the Commonwealth to require the fulfillment of all of the terms of the contract.

      (k) Upon completion and acceptance of all work, the amount due the Contractor under the Contract shall be paid upon the presentation of a properly executed voucher and after the Contractor shall have furnished the Commonwealth with a written release of all claims against the Commonwealth arising by virtue of the Contract, other than claims stated in amounts as may be specifically excepted by the Contractor from the operation of the release. If the Contractor's claim to amounts payable under the Contract has been assigned under the "Assignment of Claims" clause, a release may also be required of the assignee.

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      (a) If the Contract provides for payments aggregating One Thousand Dollars
      (US$1,000.00) or more, claims for monies due or to become due the Contractor from the Commonwealth under the Contract may be assigned to a bank, trust company or other financing institution, including any U.S. federal lending agency, and may thereafter be further assigned or reassigned to any such institution. Any such assignment or reassignment shall cover all amounts payable under the Contract and not already paid, and shall not be made to more than one party, except that any such assignment or reassignment may be made to one party as agent or trustee for two or more parties participating in such financing.

      (b) In no event shall copies of the Contract Documents or of any drawings, specifications, or other similar documents relating to work under the Contract, if marked "Secret", "Top Secret" or "Confidential", be furnished to any assignee, nor may any part of all the Contract so marked be disclosed to such assignee without the prior written authorization of the Contracting Officer.

 10.  STATUS OF ARCHITECTURAL/ENGINEERING DESIGNS AND DATA

      (a) Confidential Information. All information contained in any architectural/engineering design studies, reports, and drawings and all parts thereof, submitted to the Commonwealth pursuant to the Contract, are to be treated as strictly confidential and for official use of the Commonwealth only. The Contractor shall take all reasonable steps to unsure that no member of its staff or organization shall divulge any information concerning the studies, reports and drawings except to a duly authorized representative of the Commonwealth, without prior written permission of the Commonwealth. This confidential restriction shall apply for five (5) years after completion of the work under the Contract.

      The foregoing does not apply to any information falling into any of the following categories: (i) Information which at the time of disclosure is or thereafter becomes within the public domain other than by reason of Contractor's breach of the Contract. (ii) Information which prior to disclosure hereunder was already in the Contractor's possession without violation of any secrecy obligation to the Commonwealth either directly or indirectly. (iii) Information which subsequent to disclosure hereunder is obtained by the Contractor from a third party who is lawfully in possession of such information and which information is not subject to the secrecy obligation to the Commonwealth or to others. (iv) Information which is developed by the Contractor independently of its work under the Contract.

      (b) Commonwealth Rights. The Commonwealth shall have unlimited rights, for the benefit of the Commonwealth, to the architectural/engineering work product of the Contractor created pursuant to the Contract, including all drawings, specifications, architectural/engineering designs, notes, and other architectural/engineering work developed in the performance of the Contract, including the right to use some or all of the architectural/engineering work product on any other Commonwealth work without additional cost to the Commonwealth. The Commonwealth shall have and enjoy a royalty-free license to all architectural/engineering work product which the Contractor may cover by copyright and to all engineering and architectural designs as to which the Contractor may assert any rights to or establish any claim under the design patent or copyright laws. The Contractor shall submit to the Commonwealth all original copies of reports, completed drawings, notes, and other documents developed in the performance of the Contract after completion and acceptance of the work.


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 11. ADDITIONAL REQUIREMENTS FOR "DESIGN-BUILD" PROJECTS.
      (a)Applicability of Provisions. This clause shall apply in design-build projects to the extent the provisions herein are not expressly covered or contradicted by the Contract and Agreement or Scope of Work documents.

      (b) Site Visits and Conference. The Contractor shall, if necessary, visit the project site and shall hold conferences with representatives of the Commonwealth and take such other action as may be necessary to obtain the data required to accomplish the Project.

      (c) Preliminary Sketches. Preliminary sketches shall include studies, reports, and plans, elevations and sections developed to the extent as will clearly indicate the proposed planning and a reasonable estimate of the cost. Preliminary sketches, along with an estimate of the cost of the project shown on the sketches, shall be submitted for the approval of the Contracting Officer. The Contractor shall change the preliminary sketches or reports for the Project to the extent necessary to meet the requirements of the Commonwealth, and after review and approval by the Contracting Officer, the Contractor shall furnish necessary prints of the approved preliminary sketches and reports to the Contracting Officer.

      (d) Final Drawings and Specifications. After preliminary sketches and estimates have been approved, the Contractor shall proceed with the preparation of reports, drawings, and specifications as required by the Contracting Officer in connection with the Project. Reports, drawings, specifications, and estimates shall be delivered to the Contracting Officer in such sequence and at such times as required by the Contracting Officer. Following review by the Contracting Officer, the Contractor shall make such corrections as are required to obtain the Contracting Officer's approval, and shall submit prints of the final reports, drawings, and specifications.

      (e) Deficiencies in the Work. The Contractor shall be responsible for the professional quality, technical accuracy and coordination of all services furnished by the Contractor under the Contract. The Contractor shall, without additional compensation, correct or revise any errors or deficiencies in the work, including both the design and the construction of the Project.

      (f) Work to be Continuous. Unless directed otherwise by the Contracting Officer, work on the Project shall not be suspended during periods of design review by the Contracting Officer.

12.   CONTRACT AND BONDS
      (a) If the Contractor fails to satisfactorily execute the required forms of contract, performance bond, and payment bond, within the time established in the Instruction To Bidders, the Commonwealth may proceed to have the required work performed by contract or otherwise, and the Contractor shall be liable for any excess cost to the Commonwealth and the Contractor's bid guarantee shall be available toward off-setting such excess cost.

 13.  CONSTRUCTION PROGRESS CHART
      (a) Within ten (10) days after receipt of the Notice to Proceed, the Contractor shall prepare and submit to the Contracting Officer for approval six (6) copies of a practicable progress chart. The chart shall show the principal categories of work corresponding with those used in the breakdown on which progress payments are based, the order in which the Contractor proposes to carry on the work, the date on which it will start each of the categories of work, and the contemplated date for completing the same. If the Project includes a design component that is the responsibility of the Contractor, the progress chart shall include provisions for the design and review elements specified in the Scope of Work document and in the "Additional Requirements for Design-Build Projects"

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      clause.  The chart shall be in suitable scale to indicate  graphically the total percentage of work scheduled to be in place at any time. At the end of each progress payment period, or at such intervals as directed by the Contracting Officer, the Contractor shall: (1) adjust the chart to reflect any changes in the contract work, completion time, or both, as approved by the Contracting Officer; (2) enter on the chart the total percentage of work actually in place; and (3) submit three copies of the adjusted chart to the Contracting Officer.

      (b) If, in the opinion of the Contracting Officer, work actually in place falls behind that scheduled, the Contractor shall take such action as necessary to improve his progress. In addition, the Contracting Officer may require the Contractor to submit a revised chart demonstrating his program and proposed plan to make up a lag in schedule progress and to ensure completion of work within the contract time. If the Contracting Officer finds the proposed plan not acceptable, he may require the Contractor to increase the work force, the construction plan or equipment, or the number of work shifts without additional cost to the Commonwealth.

      (c) Failure of the Contractor to comply with these requirements shall be considered grounds for determination by the Contracting Officer that the Contractor is failing to prosecute the work with such diligence as will ensure its completion within the time specified.

 14.  FEES AND CHARGES
      (a) The Contractor shall pay all fees and charges pertaining to temporary connection to utilities for construction. The Contractor will apply for permanent utility connections with the assistance of the Commonwealth. The Commonwealth will pay all fees and charges regarding permanent utility connections. The Contractor shall pay all charges for the use of property outside of the work site.

15. CONTRACT TIME (a) The Contractor shall perform fully, entirely, and in a satisfactory and acceptable manner the work contracted, within the number of calendar days set forth in the contract documents, which number (adjusted by the exclusions and extensions described below, and by any applicable amendments, addenda, or change order to the Contract) shall be the "contract time". Time will be assessed against the Contractor beginning with the date of the Notice to Proceed. All strikes, lockouts, unusual delays in transportation, or any condition over which the Contractor has no control, and also any suspensions ordered by the Contracting Officer for causes not the fault of the Contractor, shall be excluded from the computation of the contract time. If the satisfactory execution and completion of the contract shall require work or materials in greater amounts or quantities than those set forth in the original contract, then the contract time shall be extended in the same proportion as the cost of the additional work bears to the original work contracted for. No allowances will be made for delays or suspensions of the prosecution of the work due to the fault of the Contractor. In order to secure an extension of time for delays beyond his control, the Contractor shall within ten (10) days from the beginning of any such delay, notify the Contracting Officer in writing of the causes of delay, whereupon the Contracting Officer will ascertain the facts and the extent of the delay and extend the contract time when, in his judgement, the findings of fact justify such an extension, and his findings of fact thereon shall be final and conclusive.

      (b) In design-build projects that require periods of time for government review of design elements submitted by the Contractor, the government review time will not be added to the total time for contract completion unless such review so disrupts the orderly prosecution of the work by the Contractor that normal progress is materially impeded, or the Contracting Officer orders the work suspended pending review. The Contracting Officer shall, by written order, adjust the contract time in an equitable fashion to account, if necessary, for delay resulting from government review time.

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 16.  LIQUIDATED DAMAGES
      (a) The amount per day of liquidated damages, as referred to in these General Conditions, is the sum stated as "Liquidated Damages" in the Contract and Agreement document, or, if no amount is stated in the Contract and Agreement, then in any document in the bid package, or, if no amount is stated in these documents, then in the Proposal, if any. In the event no amount for liquidated damages may be determined from the application of the first sentence of this paragraph, then the daily amount of liquidated damages shall be the greater of (i) one hundred dollars ($100), or (ii) two percent (2%) of the contract price divided by the number of calendar days of the contract time, the contract time and contract price being determined at the time of the assessment of liquidated damages. This amount is considered to be liquidated damages to reimburse the Commonwealth for loss and damages suffered by the Commonwealth and is in no case a penalty. (b) In the event the Contractor shall fail fully to perform and complete the work in conformity with the Contract within the contract time, the Contractor shall pay to the Commonwealth for each and every day of the additional time in excess of the contract time liquidated damages as specified in paragraph (a) of this clause. (c) Liquidated damages may also be assessed against the Contractor under other provisions of the Contract, and shall be determined in accordance with paragraph (a) of this clause. (d) The Commonwealth may recover the amount of liquidated damages by deducting the amount thereof out of any monies which may be due or become due the Contractor under the Contract or under any other existing or future contract between the Commonwealth and the Contractor, or by an action at law against the Contractor or his surety, or by any or all of these methods.

 17.  DISPUTES AND REMEDIES
      (a) Notwithstanding any other provision of the Contract, before the contractor may bring any action law equity relating to any dispute relating to the Contract, including but not limited to claims for wrongful termination or breach, the Contractor must first submit the dispute to administrative resolution and appeal as provided by this clause.

      (b) Any dispute between the Commonwealth and the Contractor relating to the performance, interpretation of, or compensation due under the Contract, must be filed in writing with the Director of Procurement and Supply and with the Secretary of Public Works within ten calendar days after the Contractor obtains knowledge of the facts surrounding the dispute.

      (c) The Secretary of Public Works will attempt to resolve the dispute by mutual agreement. If the dispute cannot be settled, either the Contractor or the Contracting Officer may request a decision on the dispute from the Director of Procurement & Supply. The Director shall review the facts pertinent to the dispute, secure necessary legal assistance and prepare a decision that shall include:
           (i)    Description of the dispute;
           (ii)   Reference to pertinent contract terms;
           (iii)  Statement of the factual areas of disagreement or agreement;
                  and
           (iv) Statement of the decision as to the factual areas of disagreement and conclusion of the dispute with any supporting rationale.

      (d) The Director of Procurement and Supply may require a hearing or that information be submitted on the record, in his discretion.

      (e) Whenever the Contractor has a dispute pending before the Secretary of Public Works or the Director of Procurement and Supply, the Contractor must continue to perform according to the


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      terms of the contract,  and failure to so continue shall be deemed to be a material breach of the contract unless the Contractor obtains a waiver of this provision by the Secretary of Public Works.

      (f) Paragraphs (b) through (e) are derived from ss.5-20 1 of the CNMI Procurement Regulations, and shall be interpreted so as not to be in conflict with the CNMI Procurement Regulations. If an officer of the Commonwealth other than the Secretary of Public Works executes the Contract and Agreement as "expenditure authority", then that officer shall be substituted for "Secretary of Public Works" in paragraphs (b) through
      (e).

      (g) Disputes arising out of the Labor Standards Provisions of this Contract (if any) shall be subject to this clause, except, to the extent such disputes involve classifications or wage rates contained in the CNMI Title and Pay Plan, which questions shall be referred to the Contracting Officer. (h) Nothing in this clause shall serve to limit any remedies at law or equity available to the Commonwealth.

 18.  SUSPENSION OF WORK
      (a) The Contracting Officer may order the Contractor in writing to suspend, delay, or interrupt all or any part of the work for such period of time as he may determine to be appropriate for the convenience of the Commonwealth, including, but not limited to suspensions for unfavorable weather or other essential conditions, failure on the part of the Contractor to prosecute properly the work in accordance with the contract, or failure of the Contractor to carry out orders or to remove defective materials or work.

      (b) In the event of a suspension of work by the Contracting Officer under paragraph (a), for any reason over which the Contractor has or had no control, the contractor may be reimbursed for actual money expended on the job during the period of suspension. No allowance will be made for anticipated profits. The period of suspension shall be computed from the date set out in written order for work to cease until the date of the order for work to resume. Claims for such compensation shall be filed with the Contracting Officer within 10 days after the date of the order to resume work, or such claim will not be considered. The Contractor shall submit with its claim substantiating papers covering the entire amount shown on the claim. The Contracting Officer shall take the claim under consideration, and may make such investigations as are deemed necessary, and shall be the sole judge as to the equitability of such claim and such decision shall be final.

      (c) If the performance of all or any part of the work, for an unreasonable period of time, is suspended, delayed, or interrupted by an act of the Contracting Officer in the administration of the Contract, or by his failure to act within the time specified in the Contract (or if no time is specified, within a reasonable time), an adjustment shall be made for any increase in the cost of performance of the Contract (excluding anticipated profit) necessarily caused by such unreasonable suspension, delay, or interruption, and the contract shall be modified in writing accordingly. However, no adjustment shall be made under this clause for any suspension, delay, or interruption to the extent: (1) that performance would have been so suspended, delayed, or interrupted by any other cause, including the fault or negligence of the Contractor; or (2) for which an equitable adjustment is provided for or excluded under any other provision of the Contract.

      (d) No claim under paragraph (c) shall be allowed: (1) for any costs incurred more than twenty (20) days before the Contractor shall have notified the Contracting Officer in writing of the act or failure to act involved (but this requirement shall not apply as to a claim resulting from a suspension order); and (2) unless the claim, in an amount stated, is asserted in writing as soon as practicable after the termination of such suspension, delay, or interruption, but not later than the date of final payment under the contract.



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     (e) The Contractor  shall not suspend the work without written  approval by the Contracting Officer, and prior to resuming work shall give the Contracting Officer forty-eight (48) hours notice to afford opportunity to re-establish inspection. (f) No provision of this clause shall be construed as entitling the Contractor to compensation for delays due to inclement weather, delays due to failure for surety, for suspensions made at the request of the Contractor, or for any other delay provided for in the contract documents, including all amendments, addenda, and change orders.

 19.  CHANGES
      (a) The Contracting Officer may, at any time and without notice to the sureties, by written order designated or indicated to be a change order, make any change in the work within the general scope of the contract, including but not limited to changes in:
          (i) The specifications (including drawings and designs); (ii) The method or manner of performance of the work;
        (iii) The Commonwealth-furnished facilities, equipment, materials, services, or site; or
         (iv) The directing of acceleration in performance of the work.

      (b) Any other written order or an order (which terms as used in this paragraph shall include direction, instruction, interpretation, or determination) from the Contracting Officer, which causes any such change, shall be treated as a change order under this clause, provided that the Contractor gives the Contracting Officer written notice stating the date, circumstances, and source of the order and that the Contractor regards the order as a change order.

      (c) Except as herein provided, no order, statement, or conduct of the Contracting Officer shall be treated as a change under this clause or entitle the Contractor to an equitable adjustment hereunder.

      (d) If any change under this clause causes an increase or decrease in the Contractor's cost of, or the time required for, the performance of any part of the work under the Contract, whether or not changed by any order, an equitable adjustment shall be made and the contract modified in writing accordingly; provided, however, that except for claims based on defective specifications, no claim for any change under (b) above shall be allowed for any costs incurred more than twenty (20) days before the Contractor gives written notice as therein required: and provided further, that in the case of defective specifications for which the Commonwealth is responsible, the equitable adjustment shall include any increased cost reasonably incurred by the Contractor in attempting to comply with such defective specifications.

      (e) If the Contractor intends to assert a claim for an equitable adjustment under this clause, he must, within thirty (30) days after receipt of a written change order under paragraph (a) of this clause, or the furnishing of a written notice under paragraph (b) of this clause, submit to the Contracting Officer a written statement setting forth the general nature and monetary extent of such claim, unless this period is extended by the Contracting Officer. The statement of claim hereunder may be included in the notice under paragraph (b) of this clause.

      (f) No claim by the Contractor for an equitable adjustment under this clause shall be allowed if asserted after final payment under this contract.

      (g) Additional performance and payment bond protection shall be furnished by the Contractor in connection with any modification affecting an increase in the price under the Contract if:
           (i) The modification is for new or additional work which is beyond the scope of the existing contract; or



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(ii)       The modification is pursuant to an existing provision of the Contract and increases the contract price by $5000 or twenty five percent (25%) of the basic contract price whichever is less.

 20.  EQUITABLE ADJUSTMENT
      (a) The Contractor's written statement of the monetary extent of a claim for equitable adjustment shall be submitted in the form of a lump sum proposal (unless otherwise requested by the Contracting Officer) with an itemized breakdown of all increases or decreases in the cost of the Contractor's and all subcontractors' work, in at least the following detail:
           (i)    Material quantities and unit costs,
           (ii) Labor costs (identified with specific item of material to be placed or operation to be performed), (iii) Workmen's Compensation and Public Liability Insurance overhead, and - (iv) Employment taxes under FICA, FUTA, and CNMI Social Security System.

   - (b) The percentage for overhead, profit, and commission shall be negotiated and may vary according to the nature, extent, and complexity of the work involved, but in no case shall exceed fifteen percent (15%) of the estimated cost of the work, and shall be considered to include, but is not limited to, insurance other than that mentioned in this clause, bonds, use of small tools, incidental job burdens, and general office expense. No percentages for overhead, profit or commission, will be allowed on employment taxes under FICA, FUTA, and CNMI Social Security System.

      (c) The Contractor shall submit with the proposal, any request for time extension related to the claim for equitable adjustment.

      (d) In considering a proposal, the Contracting Officer will make check estimates in detail, utilizing unit prices where specified or agreed upon, with a view to arriving at an equitable adjustment.

      (e) After receipt of a proposal with a detailed breakdown, the Contracting Officer shall act promptly thereon. Provided, however, that when the necessity to proceed with a change does not allow sufficient time to properly check a proposal, or in the event of failure to reach an agreement on a proposal, the Contracting Officer may order the Contractor to proceed on the basis of price to be determined at the earliest practicable date but not to be more than the increase or less than the decrease proposed.

      (f) Except in unusual cases where neither the Contractor nor the Commonwealth can ascertain the full extent of the work which will be required pursuant to a change until the work involved therein has been substantially completed, final agreement on a proposal shall be effected no later than the time when the work involved is estimated by the Contracting Officer to be 50% complete; in the event final agreement cannot be reached by that time, the Contracting Officer shall issue a unilateral determination as to the equitable adjustment of the contract price and the time required for performance.

 21.  TERMINATION FOR DEFAULT
      (a) If the Contractor refuses or fails to prosecute the work, or any separable part thereof, with such diligence as will ensure its completion within the contract time, or fails to complete said work within the contract time, the Commonwealth may, by written notice to the Contractor from the Contracting Officer, terminate the Contractor's right to proceed with the work or such part of the work as to which there has been delay, after providing ten day's written notice and an opportunity to the Contractor to show cause why such action should not be taken. In the event of a termination


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      for default under this clause, the Commonwealth may take over the work and prosecute the same to completion,  by contract or otherwise,  and may take
      possession  of  and  utilize  in  completing  the  work  such   materials,
      appliances, and plans as may be on the site of the work and necessary therefor. Whether or not the Contractor's right to proceed with the work is terminated, the Contractor and his sureties shall be liable for any damage to the Commonwealth resulting from the Contractor's refusal or
      failure  to  complete  the  work  within  the  contract   time.   (b)  The
      Contractor's right to proceed shall not be so terminated nor the Contractor charged with resulting damage if:
           (i) The delay in the completion of the work arises from unforeseeable causes beyond the control and without the fault or negligence of the Contractor, including but not restricted to acts of nature, acts of the public enemy, acts of the Commonwealth in either its sovereign or contractual capacity, acts of another contractor in the performance of a contract with the Commonwealth, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, or delays of subcontractors or suppliers of any tier arising from unforeseeable causes beyond the control and without the fault or
           negligence  of  both  the  Contractor  and  such   subcontractors  or
           suppliers; and (ii) The Contractor, within ten (10) days from the beginning of any such delay (unless the Contracting Officer grants a further period of time before the date of final payment under the contract), notify the Contracting Officer in writing of the cause of delay. The Contracting Officer shall ascertain the facts and the extent of the delay and extend the time for completing the work when, in his judgement, the findings of fact justify such an extension and his findings shall be final, subject only to appeal as provided in the "Disputes and Remedies" clause.

      (c) If the Commonwealth terminates the Contractor's right to proceed under paragraph (a), the resulting damage will consist of liquidated damages until such reasonable time as may be required for final completion of the work, together with any increased costs occasioned the Commonwealth in completing the work.

      (d) If the Contractor is in default under paragraph (a), but the Commonwealth does not terminate the Contractor's right to proceed, the resulting damage will consist of applicable liquidated damages until the work is completed or accepted.

      (e) The Contractor shall be in default of the Contract, and the Contracting Officer may immediately and without other notice, terminate the Contractor's right to proceed with the Contract through written notice to the Contractor of default termination, upon a determination by the Contracting Officer that, related to this particular contract, any of the following has occurred--

           (i) The Contractor has committed any breach of ethical standards as defined in the Contract Documents, the CNMI Procurement Regulations, or other applicable law. (ii) The Contractor has participated in any violation of the rules or regulations in the CNMI Procurement Regulations to the disadvantage of the Commonwealth. (iii) The Contractor has colluded with other potential awardees of the Contract or with government employees to the disadvantage of the Commonwealth.
           (iv) The Contractor knowingly requests and/or receives payment to which it is not entitled under the specific terms of the Contract.
           (v) The Contractor accepts payment with knowledge that government employees or officials authorizing the payment have not complied with the terms of the Contract or applicable law.

      (f) If, after notice of termination of the contractor's right to proceed under any-of the provisions of this clause, it is subsequently determined by the Contracting Officer (or, upon review of the Contracting Officer's decision, by an authorized administrative or judicial body) that the Contractor
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      was not in default under the provisions of this clause,  or that the delay was excusable under the provisions of this clause, then the rights and obligations of the parties shall be the same as if the notice of
      termination  had  been  issued  pursuant  to  the   "Termination  for  the
      Convenience of the Commonwealth" clause. This paragraph shall provide the exclusive remedy for a wrongful termination for default.

      (g) Any disagreement of the Contractor to any action taken by the Commonwealth under this clause shall be a dispute within the meaning of the "Disputes and Remedies" clause.

      (h) The rights and remedies of the Commonwealth provided in this clause are in addition to any other rights and remedies provided by law or under the Contract.

 22.  TERMINATION FOR THE CONVENIENCE OF THE COMMONWEALTH
      (a) Termination. The Contracting Officer may, when the interests of the Commonwealth so require, terminate this contract in whole or in part, for the convenience of the Commonwealth. The Contracting Officer shall give written notice of the termination to the Contractor specifying the part of the contract terminated and when the termination becomes effective.

      (b) Contractor's Obligations. The Contractor shall incur no further obligations in connection with the terminated work and, on the date set in the notice of termination, the Contractor will stop work to the extent specified. The Contractor shall also terminate outstanding orders and subcontracts as they relate to the terminated work. The Contractor shall settle the liabilities and claims arising out of the termination of subcontracts and orders connected with the terminated work. The Contracting Officer may direct the Contractor to assign the Contractor's right, title, and interest under terminated orders or subcontracts to the Commonwealth. The Contractor must still complete the work not terminated by the notice of termination and incur obligations as are necessary to do so.

      (c) Right to Supplies. The Contracting Officer may require the Contractor to transfer title and deliver to the Commonwealth in the manner and to the extent directed by the Director of Procurement and Supply:

           (i)    Any completed supplies; and
           (ii) Such partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter called "manufacturing material") as the Contractor has specifically produced or specially acquired for the performance of the terminated part of the Contract.

      (d) The Contractor shall, upon direction of the Contracting Officer, protect and preserve property in the possession of the Contractor in which the Commonwealth has an interest. If the Contracting Officer does not exercise the right specified in paragraph (c) , the Contractor shall use his best efforts to sell such supplies and manufacturing materials in accordance with the standards of the Uniform Commercial Code of the Northern Mariana Islands, 5 CMC ss. 2706. Utilization of this procedure in no way implies that the Commonwealth has breached the contract by exercise of the "Termination For Convenience of the Commonwealth" clause.

      (e) Compensation. The Contractor shall submit to the Contracting Officer a termination claim specifying the amount due because of the Termination For Convenience together with cost and pricing data to the extent required. If the Contractor fails to file a termination claim within one (1) year from the effective date of the termination, the Contracting Officer may pay the Contractor, if at all, an amount set in accordance with paragraph (g).

      (f) The Contracting Officer and the Contractor may agree to a settlement provided the Contractor has filed a termination claim and that the settlement does not exceed the total contract price plus settlement costs reduced by payments previously made by the Commonwealth, the proceeds of any
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      sales and supplies and  manufacturing  materials  under paragraph (d), and the contract price of the work not terminated.

      (g) Absent complete agreement under paragraph (f), the Contracting Officer shall pay the Contractor the following amounts, provided payments agreed to under paragraph (f) shall not duplicate payments under this paragraph:

           (i) contract prices for supplies or services accepted under the contract. (ii) costs incurred in preparing to perform and performing the terminated portion of the work plus a fair and reasonable profit on such portion of the work (such profit shall not include anticipatory profit or consequential damages) less amounts paid or to be paid for accepted supplies or services; provided, however, that if it appears that the Contractor would have sustained a loss if completed, no profit shall be allowed or included and the amount of compensation shall be reduced to reflect the anticipated rate of loss. (iii) cost of settling and paying claims arising out of termination of subcontracts or orders pursuant to paragraph (b). These costs must not include cost paid in accordance with subparagraph (g)(ii). (iv) the reasonable settlement costs of the Contractor including accounting, legal, clerical, and other expenses reasonably necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of the contract for the termination and settlement of the contracts thereunder, together with reasonable storage, transportation, and other costs incurred in connection with the protection or disposition of property allocable to the terminated portion of the Contract. The total sum to be paid the Contractor under this subparagraph shall not exceed the total contract price plus reasonable settlement costs of the Contractor reduced by the amount of payments otherwise made from the proceeds of any sales of supplies and manufacturing materials under paragraph (d), and the contract price of work not terminated.

 23.  LIABILITY TO THIRD PERSONS; INDEMNIFICATION; INSURANCE
      (a) The Contractor shall be liable for the torts and wrongful acts of its employees and staff members, and shall carry insurance necessary for the protection of its employees and staff members during the life of the Contract, and shall indemnify and hold harmless the Commonwealth from any and all claims, demands, suits, and causes of action whatsoever involving third parties arising out of or connected with the negligent performance of the Contract.

      (b) The Contractor and his subcontractors shall procure and thereafter maintain workmen s compensation, general liability, builder's risk, and comprehensive automobile liability (bodily damage) insurance, with respect to performance under the Contract; provided, that the Contractor may, with approval of the Contracting Officer, maintain a self-insurance program. All insurance required pursuant to the provisions of this paragraph shall be in such form, in such amounts, and for such periods of time, as the Contracting Officer may, from time to time, require or approve, and with insurers approved by the Contracting Officer.

      (c) Workmen's Compensation Insurance: The Contractor's employees engaged in any work under the Contract shall be afforded the same coverage as that which is extended to the employees of the Commonwealth of the Commonwealth of the Northern Mariana Islands.

      (d) Comprehensive General Liability Insurance: Coverage shall have the following minimum amounts: Personal injury, $100,000.00 each person, and $300,000.00 each occurrence; Property damage, $50,000.00 each occurrence, and $100,000.00 aggregate.

      (e) Builder's Risk (fire and extended coverage): The Contractor shall carry Builder's Risk (fire and extended coverage) Insurance on all work in place and materials stored at the work site, including
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     foundations and building  equipment.  The Builder's Risk Insurance shall be for the benefit of the Contractor and the Commonwealth of the Northern Mariana Islands as their interests may appear and each shall be named in the policy or policies as an assured. Builder's Risk insurance need not be carried on excavations, piers, footings, or foundations until such time as work on the super structure is started and it need not be carried on landscape work. Policies shall be in effect at all times for the full cash value of all completed construction work, as well as materials in place and stored at the site, whether or not partial payment has been made by the Commonwealth of the Northern Mariana Islands. The Contractor may terminate this insurance on building(s) taken over for occupancy by the Commonwealth of the Northern Mariana Islands as of the date said building(s) is accepted.

      (f) Comprehensive Automobile Liability Insurance: Coverage of this insurance for all owned, non-owned and hired vehicles shall have the following minimum amounts: Personal injury, $100,000.00 each person, and $300,000.00 each occurrence; Property damage, $50,000.00.

      (g) The comprehensive general and automobile liability policies shall contain a provision worded as follows:

           "The insurance company waives any right of subrogation against the Government of the Commonwealth of the Northern Mariana Islands which may arise by reason of any payment under this policy".

      (h) Prior to commencement of work under the Contract, the Contractor shall furnish to the Contracting Officer a certificate or written statement of the above required insurance. The policies evidencing required insurance shall contain an endorsement to the effect that cancellation or any material change in the policies adversely affecting the interests of the Commonwealth in such insurance shall not be effective until 30 days after the Contracting Officer has received written notice from the insurer, as evidenced by return receipt of registered or certified letter.

 24.  SUPERINTENDENCE BY CONTRACTOR
      (a) The Contractor shall give his personal superintendence to the work or have a competent foreman or superintendent, satisfactory to the Contracting Officer, on the work at all times during progress, with authority to act for him. (b) The Contractor shall employ such superintendent, foreman and workmen as are careful and competent, and the Contracting Officer may demand the dismissal of any person employed by the Contractor in, about, or upon the work who shall engage in misconduct or be incompetent or negligent in the proper performance of duties, or neglects or refuses to comply with the directions given, and such person shall not be employed again thereon without the written consent of the Contracting Officer. Should the Contractor continue to employ, or again employ any person for whom the Contracting Officer has demanded dismissal under this clause, the Contracting Officer may withhold all payments, which are or may become due, or the Contracting Officer may suspend the work until such orders are complied with.

 25.  RIGHTS-OF-WAY
      (a) The Commonwealth will furnish all lands, easements, and rights-of-way required for completion of the work. In acquiring easements or rights-of-way the Government will proceed as expeditiously as possible, but in the event all rights-of-way or easements are not acquired prior to the beginning of construction, the Contractor shall begin work on such lands and rights-of-way as have been acquired. No claim for damage will be allowed by reason of the Commonwealth's delay in obtaining lands, easements, or rights-of-way. In the event of litigation or other delays in



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      acquiring  rights-of-way,  the time allowed  herein for  completion of the work will be extended to compensate the Contractor for time actually lost by such delay.

 26.  APPROPRIATENESS OF EQUIPMENT
      (a) The Contractor shall furnish such equipment as is considered necessary for the prosecution of the work in an acceptable manner and at a satisfactory rate of progress. All equipment, tools, and machinery used for handling materials and executing any part of the work shall be subject to the approval of the Contracting Officer and shall be maintained in a satisfactory working condition. Equipment used on any portion of the work shall be such that no injury to the work, roadways, adjacent property, or other objects will result from its use. The contract may be terminated if the Contractor fails to provide adequate and proper equipment for the work.

 27.  LAWS TO BE OBSERVED
      (a) The Contractor is assumed to be familiar with all federal and local laws, codes, ordinances, and regulations which, in any manner, affect those engaged or employed in the work or the material or equipment used in or upon the site, or in any way affect the conduct of the work. No pleas of misunderstanding or ignorance on the part of the Contractor will, in any way, serve to modify the provisions of the contract.

      (b) The Contractor, at all times, shall observe and comply with all Federal and local laws, codes, ordinances, and regulations in any manner affecting the conduct of the work, and the Contractor and his surety shall indemnify and save harmless the Commonwealth and all its officers, agents and servants any claim or liability arising from or based on the violation of any such law, code, ordinance, regulation, order, or decree, whether by himself or his employees.

      (c) The Contractor shall be responsible for reporting to the Commonwealth Historical Preservation Office for verification and determination any discovery encountered during execution of this contract bearing archaeological, cultural, or historical content.

 28.  PERFORMANCE OF WORK BY CONTRACTOR
      (a) The Contractor shall perform on the site and with his own organization, work equivalent to at least twelve percent (12%) of the total amount of work to be performed under the contract. If, during the progress of the work hereunder, the Contractor requests a reduction in such percentage and the Contracting Officer determines that it would be to the advantage of the Commonwealth, the percentage of the work required to be performed by the Contractor may be reduced with the written approval of the Contracting Officer.

 29.  CONDITIONS AFFECTING THE WORK
      (a) The Contractor shall be responsible for having taken steps reasonably necessary to ascertain the nature and location of the work, and the general and local conditions which can affect the work or the cost thereof. Any failure by the Contractor to do so will not relieve him from responsibility for successfully performing the work without additional expense to the Commonwealth. The Commonwealth assumes no responsibility for any understanding or presentations concerning conditions made by any of its officers or agents prior to the execution of the Contract, unless so stated in the contract.

      (b) The Contractor shall request assistance from appropriate Commonwealth authorities to indicate the actual locations of existing utilities to preclude damage during construction.

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      (c) The Contractor shall inquire about construction  requirements from the
      Technical Services Division, Department of Public Works prior to beginning work on the project.

 30.  SITE INVESTIGATION
      (a) The Contractor acknowledges that he has investigated and satisfied himself as to the conditions affecting the work, including but not restricted to those bearing upon transportation, disposal, handling and storage of materials, availability of labor, water, electric power, roads and uncertainties of weather, river stages, tides, or similar physical conditions at the site, the conformations and conditions of the ground, the character of equipment and facilities needed preliminary to and during prosecution of the work. The Contractor further acknowledges that he has satisfied himself as to the character, quality and quantity of surface and subsurface materials or obstacles to be encountered insofar as this information is reasonably ascertainable from an inspection of the site, including all exploratory work done by the Commonwealth, as well as from information presented by the drawings and specifications made as part of this contract. Any failure by the Contractor to acquaint himself with the available information will not relieve him from responsibility for estimating properly the difficulty or cost of successfully performing the work. The Commonwealth assumes no responsibility for any conclusions or interpretations made by the Contractor on the basis of the information made available by the Commonwealth.

 31.  DIFFERING SITE CONDITIONS
      (a) The Contractor shall promptly, and before such conditions are disturbed, notify the Contracting Officer in writing of:

           (i) Subsurface or latent physical conditions at the site differing materially from those indicated in the Contract, or; (ii) Unknown physical conditions at the site, of an unusual nature, differing materially from those ordinarily encountered, and generally recognized as hindering work of the character provided for in the Contract.

      (b) The Contracting Officer shall promptly investigate the conditions, and if he finds that such conditions do materially so differ and cause an increase or decrease in the Contractor's cost of, or the time required for performance of, any part of the work under the Contract, whether or not changed as a result of such conditions, an equitable adjustment shall be made and the contract modified in writing accordingly.

      (c) No claim by the Contractor under this clause shall be allowed unless the Contractor has given notice required in (a) above; provided, however, the time prescribed therefore may be extended by the Commonwealth.

      (d) No claim by the Contractor for an equitable adjustment hereunder shall be allowed if asserted after final payment under this contract.

      (e) The contractor shall submit all claims for equitable adjustment in accordance with, and subject to the requirements and limitations set out in paragraph (a) of the "Equitable Adjustment" clause.

      (f) Upon written request by the Contracting Officer, the Contractor shall submit a proposal, in accordance with the requirements and limitations set out in paragraph (a) of the "Equitable Adjustment" clause, for work involving contemplated changes covered by the request, within the time limit indicated in the request or any extension of such limit as may be subsequently granted. If, within a reasonable time after receipt of such a proposal, the Contracting Officer orders the Contractor to proceed with the performance of the work contemplated, the proposal submitted prior

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      to the order shall constitute the  Contractor's  statement of the monetary extent of claim for equitable adjustment.

 32.  AS-BUILT DRAWINGS
      (a) Upon completion of the work to be performed under the Contract, and before final payment is made, the Contractor shall furnish the Commonwealth with two complete sets of "as-built" drawings. These sets shall include "marked up" prints of the contract drawings and such additional drawings as may be necessary to reflect the complete "as-built" work accomplished under the Contract. The "as-built" drawings shall be initiated at the beginning of the work and shall be maintained and kept current by the Contractor on the job site as the work progresses and until final completion and acceptance by the Commonwealth. Markings shall be accomplished in red and shall be complete and legible to assure that the information presented is readily usable. The "as-built" drawings submitted by the Contractor will be subject to review and approval of the Contracting Officer.

 33.  SHOP DRAWINGS, COORDINATION DRAWINGS, AND SCHEDULES
      (a) The Contractor shall submit shop drawings, coordination drawings, and schedules for approval as required by the specifications or requested by the Contracting Officer as follows:

           (i) Shop drawings shall include fabrication, erection and setting drawings, schedule drawings, manufacturer's scale drawings, wiring and control diagrams, cuts or entire catalogs, pamphlets, descriptive literature, and performance and test data. (ii) Drawings and schedules, other than catalogs, pamphlets and similar printed material, shall be submitted in reproducible form with two prints made by a process approved by the Contracting Officer. Upon approval, the reproducible form will be returned to the Contractor, who shall then furnish the number of additional prints, not to exceed 10, required by the Contracting Officer.

      (b) The Contractor shall submit shop drawings in catalog, pamphlet and similar printed form in a minimum of four copies plus as many additional copies as the Contractor may desire or need for his use or use by his subcontractors.

      (c) Before submitting shop drawings on the mechanical and electrical work, the Contractor shall submit and obtain the Contracting Officer's approval of such lists of mechanical and electrical equipment and materials as may be required by the specifications.

      (d) The Contractor shall check the drawings and schedules, shall coordinate them (by means of coordination drawings wherever required by the Contracting Officer) with the work of all trades involved before submission and shall indicate thereon his approval. Drawings and schedules submitted without evidence of the Contractor's approval may be returned for resubmission.

      (e) Each shop drawing or coordination drawing shall have a blank area 5" x 5", located adjacent to the title block. The title block shall display the following:
(i)      Number and title of drawing,
(ii)     Date of drawing or revision,
(iii)    Name of project building or facility,
(iv) Name of Contractor and (if appropriate) name of subcontractor submitting the drawing, (v) Clear identity of contents and location of work, and (vi) Project title and contract number.


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      (f) Unless  otherwise  provided in this contract or otherwise  directed by
      the  Contracting  Officer,  shop  drawings,   coordination  drawings,  and
      schedules shall be submitted to the Contracting Officer sufficiently in advance of construction requirements to permit no less than 10 working days for checking and appropriate action.

      (g) Except as otherwise provided in paragraph (h), approval of drawings and schedules will be general and shall not be construed as:

           (i) Permitting any departure from the contract requirements; (ii) Relieving the Contractor of the responsibility for any errors including details, dimensions, materials, etc.; or (iii) Approving departures from full-size details furnished by the Contracting Officer.

      (h) If drawings or schedules show variations from the contract requirements because of standard shop practice or for other reasons, the Contractor shall describe such variations in his letter of transmittal. If acceptable, the Contracting Officer may approve any or all such variations and issue an appropriate change order. If the Contractor fails to describe such variations, he shall not be relieved of the responsibility for executing the work in accordance with the contract, even though such drawings or schedules may have been approved.

 34.  SAMPLES
      (a) After award of the contract, the Contractor shall furnish, for the approval of the Contracting Officer, samples required by the specifications or by the Contracting Officer. Samples shall be delivered to the Contracting Officer or to the Architect/Engineer as specified or directed by the Contracting Officer. The Contractor shall prepay all shipping charges on samples. Materials or equipment for which samples are required shall not be used in the work unless approved in writing by the Contracting Officer.

      (b) Each sample shall have a label indicating the following:

           (i)    Name of project building or facility,
           (ii)   Project title and contract number,
           (iii) Name of Contractor and (if appropriate) the name of the subcontractor, (iv) Identification of material or equipment with specification requirement, (v) Place of origin, (vi) Name of sample producer and brand (if any), and (vii) Samples of finished materials shall be identified with the finished schedule requirements.

      (c) The Contractor shall mail (under separate cover) a letter submitting each sample shipment and the label information required in paragraph (b). He shall enclose a copy of the letter with the sample shipment and send a copy of the letter to the Commonwealth representative on the project site. Approval of the sample shall be only for the characteristics of use named in such approval and shall not be construed to change or modify any contract requirement. Substitutions will not be permitted unless they are approved in writing by the Contracting Officer.

      (d) Approved samples not destroyed in testing will be sent to the Commonwealth representative at the project site. Approved samples of hardware in good condition will be marked for identification and may be used in the work. Materials and equipment incorporated in the work shall match the approved samples. Other samples not destroyed in testing or not approved will be returned to the Contractor at his expense if so requested at the time of submission.

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      (e) Failure of any material to pass the specified  test will be sufficient cause for refusal to consider, under the Contract, any further samples of the same brand or make of the material. The Commonwealth reserves the right to disapprove any material or equipment which previously has proven unsatisfactory in service.

      (f) Samples of various materials or equipment delivered on the site or in place may be taken by the Commonwealth representative for testing. Samples failing to meet contract requirements will automatically void previous approvals of the item tested. The Contractor shall replace such materials or equipment found not to have met contract requirements, or there shall be adjustment of the contract price as determined by the Contracting Officer.

      (g) Unless otherwise specified, when tests are required, only one test of each sample proposed for use will be made at the expense of the Commonwealth. Samples which do not meet specification requirements will be rejected. Testing of additional samples will be made by the Commonwealth at the expense of the Contractor.

 35.  INSPECTION AND ACCEPTANCE
      (a) Except as otherwise provided in the Contract, inspection and test by the Commonwealth of material and workmanship required by the Contract shall be made at reasonable times and at the site of the work, unless the Contracting Officer determines that such inspection or test of material which is to be incorporated in the work shall be made at the place of production, manufacture, or shipment of such material. To the extent specified by the Contracting Officer, at the time of determining to make off-site inspection or test, such inspection or test shall be conclusive as to whether the material involved conforms to the contract requirements. Such off-site inspection or test shall not relieve the Contractor of responsibility for damage to or loss of the material prior to acceptance, nor in any way affect the continuing rights of the Commonwealth after acceptance of the completed work under the terms of paragraph (f) of this clause, except as provided in this paragraph.

      (b) The Contractor shall, without charge, replace any materials or correct any workmanship found by the Commonwealth not to conform to the contract requirements unless, in the public interest, the Commonwealth consents to accept such material or workmanship with an appropriate adjustment in contract price. The Contractor shall promptly segregate and remove rejected material from the premises.

      (c) If the Contractor does not promptly replace such material or correct such workmanship, the Commonwealth may: (1) by contract or otherwise, replace such material or correct such workmanship and charge the cost thereof to the Contractor; or (2) terminate the Contractor's right to proceed in accordance with the "Disputes and Remedies" clause.

      (d) The Contractor shall furnish promptly, without additional charge, all facilities, labor and material reasonably needed for performing the safe and convenient inspection and test as may be required by the Contracting Officer. All inspection and testing by the Commonwealth shall be performed in such manner so as to not delay the work unnecessarily. Special, full size, and performance tests shall be performed as described in the Contract. The Contractor shall be charged with any additional cost of inspection when material and workmanship are not ready at the time specified by the Contractor for its inspection.

      (e) Should it be considered necessary or advisable by the Commonwealth, at any time before acceptance of the entire work, to make an examination of work already completed, by removing or tearing out same, the Contractor shall, on request, promptly furnish all necessary facilities, labor, and material. If such work is found to be defective or nonconforming in any material respect, due to the fault of the Contractor or his subcontractors, he shall defray all the expenses of such examination and of satisfactory reconstruction. If, however, such work is found to meet the requirements

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      of the  contract,  an equitable  adjustment  shall be made in the contract price to compensate the Contractor for the additional services involved in such examination and reconstruction and, if completion of the work has been delayed thereby, he shall, in addition, be granted a suitable extension of time.

      (f) Unless otherwise provided in the Contract, acceptance by the Commonwealth shall be made as promptly as practicable after completion and inspection of all work required by the Contract. Acceptance shall be final and conclusive except as regards latent defects, fraud, or such gross mistakes as may amount to fraud, or as regards the Commonwealth's right under any warranty or guarantee.

      (g) The Contractor shall give the Contracting Officer at least 10 days advance written notice of the date the work will be fully complete and ready for final inspection and tests will be started within 10 days from the date specified in the aforesaid notice unless the Contracting Officer determines that the work is not ready for final inspection and so informs the Contractor.

      (h) The Contractor shall submit to the Contracting Officer, in writing, a letter request for a prefinal inspection not less than 72 hours (3 days) prior to the date of the requested inspection. The Contractor should provide a copy of this letter to the Director, Technical Services
      Division, with a date stamp mark affixed by the Contracting Officer's office.

 36.  MATERIAL AND WORKMANSHIP
      (a) Unless otherwise specifically provided in the Contract, all equipment, material, and articles incorporated in the work covered by the Contract are to be new and of the most suitable grade for the purpose intended. Unless otherwise specially provided in the Contract, reference to any equipment, material, article, or patented process, by trade name, make or catalog number, shall not be construed as limiting competition, and the Contractor may, at his option, use any equipment, material, article or process which, in the judgment of the Contracting Officer, is equal to that named. The Contractor shall furnish to the Contracting Officer for his approval the name of the manufacturer, the model number, and other identifying data and information respecting the performance, capacity, nature, and rating of the machinery and mechanical and other equipment which the Contractor contemplates incorporating in the work. When so directed, samples shall be submitted for approval at the Contractor's expense, with all shipping charges prepaid. Machinery, equipment, material, and articles installed or used without required approval shall be at the risk of subsequent rejection.

      (b) All work under the Contract shall be performed in a skillful and workmanlike manner. The Contracting Officer may, in writing, require the Contractor to remove from the work any employee the Contracting Officer deems incompetent, careless, or otherwise objectionable.

 37.  OTHER CONTRACTS
      (a) The Commonwealth may undertake or award other contracts for additional work, and the Contractor shall fully cooperate with such other contractors and Commonwealth employees and carefully fit his own work to such additional work as may be directed by the Contracting Officer. The Contractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor, or with the performance of work by any Commonwealth employee.

 38.  SUBCONTRACTS
      (a) Nothing contained in this contract shall be construed as creating any contractual relationship between any subcontractor and the Commonwealth. The divisions or sections of the specifications

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      are not  intended  to direct the  Contractor  in  dividing  the work among subcontractors, or to limit the work performed by any trade.

      (b) Within ten (10) days after award of any subcontract by either the Contractor or any of his subcontractors, the Contractor shall deliver to the Contracting Officer a statement setting forth the name and address of the subcontractor and a summary description of the work subcontracted.

      (c) The Contractor shall be responsible to the Commonwealth for acts and omissions of his own employees and of subcontractors and their employees. He shall also be responsible for the coordination of the work of the trades, subcontractors, and suppliers.

      (d) The Commonwealth will not undertake to settle any differences between or among the contractor, subcontractors, and suppliers.

 39.  COMMONWEALTH OCCUPANCY
      (a) The Contracting Officer reserves the right of partial occupancy or use of facilities, services, and utilities, prior to final acceptance, without implying compliance or acceptance of any part of the project by the Commonwealth. Prior to such occupancy or use, the Contracting Officer shall furnish the Contractor with an itemized list of work remaining to be performed or corrected.

      (b) Costs incurred as a result of such partial occupancy or use of facilities, services and utilities are subject to equitable adjustment under the provisions of the "Changes" and the "Equitable Adjustment" clauses.

      (c) Necessary restoration and repair of damage resulting from partial occupancy or use shall not be at the expense of the Contractor.

 40.  GUARANTEES
      (a) Unless otherwise provided in the specifications, the Contractor guarantees all mechanical and electrical work to be in accordance with the contract requirements and free from defective and inferior materials, equipment, and workmanship for one year after the final acceptance date the equipment or work was placed in use by the Commonwealth.

      (b) If, within any guarantee period, the Contracting Officer finds that guarantee work needs to be repaired or changed because of the use of materials, equipment, or workmanship which, in his opinion, are inferior, defective, or not in accordance with the terms of the contract, he shall so inform the Contractor in writing and the Contractor shall promptly and without additional expense to the Commonwealth:

           (i) Place in satisfactory condition all of such guaranteed work; (ii) Satisfactorily correct all damage to equipment, the site, the building or contents therein, which is the result of unsatisfactory guaranteed work; and (iii) Satisfactorily correct any work, material, or equipment that is disturbed in fulfilling the guarantee, including any disturbed work, materials and equipment that may have been guaranteed under another contract.

      c) Should the Contractor fail to proceed promptly in accordance with the guarantee, the Commonwealth may have such work performed at the expense of the Contractor.

      (d) Any special guarantees that may be required under the contract shall be subject to the stipulations set forth above, insofar as they do not conflict with the provisions of such special guarantees.

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     (e) The Contractor shall obtain each transferable  guarantee or warranty of equipment, material, and installation thereof which is furnished by any manufacturer, supplier or installer in the ordinary course of the manufacturer's, supplier's, or installer's business or trade. In addition,
      the  Contractor   shall  obtain  and  furnish  to  the   Commonwealth  all
      information which is required in order to make any such guarantee or warranty to the Commonwealth in sufficient time to permit the Commonwealth to meet any time limit requirement specified in the guarantee or warranty or, if no time limit is specified, prior to completion and acceptance of all work under the Contract.

      (f) This clause is not intended to limit any rights that the Commonwealth may have as provided elsewhere in the Contract, or by law.


 41.  MAINTENANCE OF TRAFFIC
      (a) Unless the contract specifically provides for the closing of any local road or highway to traffic while construction is in progress, all roads or highways shall be kept open to all traffic by the Contractor. The Contractor shall also provide and maintain in a safe condition, temporary approaches, crossings, and intersections with roads and highways. The Contractor shall bear all expenses for maintaining traffic over the section of road affected by work to be done under the Contract, and for constructing and maintaining such approaches, crossings, intersections and any accessory features without additional compensation, except as otherwise provided in the Contract.


 42.  PERMITS AND RESPONSIBILITIES
      (a) Unless otherwise  agreed,  the Contractor  shall,  without  additional expense to the Commonwealth, be responsible for obtaining all necessary licenses and permits and for complying with all applicable Federal, Commonwealth of the Northern Mariana Islands, and municipal codes and regulations in connection with prosecution of the work. The Contractor shall take proper safety and health precautions to protect the work, the workers, the public, and the property of others. The Contractor shall be responsible for all materials delivered and work performed until completion and acceptance of the entire construction work, except for any completed unit of construction thereof which therefore has been accepted.


 43.  PROJECT SIGNS
      (a) The Contractor shall provide, place, and maintain a project sign at each site where construction operations are underway. Each sign shall be placed as directed by the Contracting Officer. Each sign shall be 4'-0" by 8'-0" in size, be made of 3/4" marine plywood (or approved equal). The signs shall state thereon the name of the owner, job number, job title, Contractor, Contracting Agency, and Design Consultant. All wording and type, and size of lettering shall be approved by the Contracting Officer. Upon completion of the work the signs shall become the property of the Contractor and shall be removed from the sites.


 44.  SPECIFICATIONS AND DRAWINGS
      (a) The Contractor shall keep on the work site a copy of the drawings and specifications and shall at all times give the Contracting Officer access thereto. Anything mentioned in the specifications and not shown on the drawings, or shown on the drawings and not mentioned in the specifications shall be of like effect as if shown or mentioned in both. In case of difference between drawings and specifications, the specifications shall govern. In case of discrepancy either in the figures, on the drawings, or in the specifications, the matter shall be promptly submitted to the Contracting Officer, who shall promptly make a determination in writing. Any adjustment by the Contractor without such determination shall be at his own risk and expense. The Contracting Officer shall furnish from


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     time to time such detail drawings and other  information as he may consider necessary, unless otherwise provided.

      (b) In case of difference between small and large scale drawings, the large scale drawings shall govern. Schedules on any contract drawing shall take precedence over conflicting information on that or any other contract drawing. On any of the drawings where a portion of the work is detailed or drawn out and the remainder is shown in outline, the parts detailed or drawn out shall apply also to all other like portions of the work.

      (c) Where the word "similar" occurs on the drawings, it shall have a general meaning and not be interpreted as being identical, and all details shall be worked out in relation to their location and their connection with other parts of the work.


 45.  STANDARD REFERENCES
      (a) All documents and publications (such as, but not limited to, handbooks, codes, standards, and specifications) which are cited in the Contract for the purpose of establishing requirements applicable to equipment, materials, or workmanship under the Contract, shall be deemed to be incorporated herein as fully as if printed and bound with the specifications of the Contract, in accordance with the following:

      (b) Wherever reference is made to Interim Federal Specifications, Interim Amendments to Federal Specifications, Interim Federal Standards, the
      Contractor shall comply with the requirement set out in the issue or edition identified in the Contract except as modified or as otherwise provided in the specifications of the Contract. (c) Wherever reference is made to any document other than those specified in paragraph 45(b) above, the Contractor shall comply with the requirements set out in the edition specified in the Contract, or, if not specified, the latest edition or revision thereof, as well as the latest amendment or supplement thereto, in effect on the date of the Invitation for Bids on this project, except as modified by, as otherwise provided in, or as limited to type, class or grade by the specifications of the Contract.

      (d) Federal Specifications and Federal Standards may be obtained from the Commonwealth Printing Office, Washington, D.C. 20420. Inquiries regarding "Commercial Standards", "Products Standards", and "Simplified Practice Recommendations" should be addressed to the Office of Product Standards, National Bureau of Standards, Washington, D.C. 20234. Publications of associations referred to in the specifications may be obtained directly from the associations.

      (e) Upon request, the Contractor shall make available at the job site within a reasonable time, a copy of each trade manual and standard which is incorporated by reference in the Contract and which governs quality and workmanship.


 46.  STANDARD DETAILS
      (a) Standard Details are applicable when listed, bound with the specifications, noted on the drawings or referenced elsewhere in the specifications. Where the notes on the drawings indicate modifications, such modifications shall govern.


 47.  MEASUREMENTS
      (a) All dimensions shown on existing work and all dimensions required for work that is to connect with work now in place shall be verified by the Contractor by actual measurement of the existing work. Any discrepancies between the contract requirements and the existing conditions shall be referred to the Contracting Officer before any work affected thereby has been performed.


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48.  SURVEY MONUMENTS AND BENCH MARKS
      (a) The Commonwealth has established, or will establish, such general reference points as will enable the Contractor to proceed with work under the Contract. The Contractor will provide new monuments, where shown or specified. If the Contractor finds that any previously established reference points have been destroyed or displaced, or that none have been established, he shall promptly notify the Contracting Officer.

      (b) The Contractor shall protect and preserve established bench marks and monuments and shall make no changes in locations without written approval of the Contracting Officer. Established reference points which may be lost, covered, destroyed, or disturbed in the course of performance of the work under the Contract or which require shifting because of necessary changes in grades or locations shall, subject to prior approval of the Contracting Officer, be replaced and accurately located (as appropriate) at the Contractor's expense by a CNIVII licensed land surveyor.

      (c) The Contractor shall verify the figures shown on the survey and site plan before undertaking any construction work and shall be responsible for the accuracy of the finished work.


 49.  PATENT INDEMNITY
      (a) Except as otherwise provided, the Contractor agrees to indemnify the Commonwealth and its offices, agents, and employees against liability, including costs and expenses, for infringement upon any Letters Patent of the United States and /or foreign country (except Letters Patent issued upon an application which is now or may hereinafter be, for reasons of national security, ordered by the Commonwealth to be kept secret or otherwise withheld from issue) arising out of the performance of the Contract or out of the use or disposal by or for the account of the Commonwealth of supplies furnished or construction work performed hereunder.


 50.  CONVICT LABOR

      (a) In connection with the performance of work under the Contract, the Contractor agrees not to employ any person undergoing sentence of imprisonment at hard labor.


 51.  EQUAL OPPORTUNITY
      (a)  During the performance of the Contract-

           (i) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex or national origin. Such action shall include, but not be limited to the following layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices setting forth the provisions of this nondiscrimination clause.

           (ii) The Contractor will in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

           (iii) The Contractor will send to each labor union or representative of workers with which he has a collective bargaining agreement for the Contract, a notice, to be provided by the Contracting Officer, advising the labor union or worker's representative of the Contractor's commitments under this clause, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

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           (iv) The  Contractor  will comply with all  provisions  of  Executive
           Order No. 11246 of September 28, 1965, as amended, and of the rules, regulations, and relevant orders of the President's Committee on Equal Employment Opportunity created thereby.

           (v) The Contractor will furnish all information and reports required by Executive Order No. 11246 of September 28, 1965, as amended, and by the rules, regulations and orders of the said President's Committee, or pursuant thereto, and will permit access to his books, records, and accounts by the Contracting Officer and the Committee for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

      (b) In the event of the Contractor's noncompliance with paragraph (a), the Contract may be summarily cancelled, terminated for default, or indefinitely suspended in whole or in part, and the Contractor may be declared ineligible for further Commonwealth contracts, in accordance with the applicable procedures in the Contract and the CNMI Procurement Regulations

      (c) The Contractor will include the provisions of paragraph (a) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the President's Committee on Equal Employment Opportunity issued pursuant to Section 303 of Executive Order No. 11246 of September 28, 1965, as amended, so that such action with respect to any subcontractor purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the Contractor may request the Commonwealth to enter into such litigation to protect the interests of the Commonwealth.


 52.  UTILIZATION OF SMALL BUSINESS CONCERNS

      (a) It is the policy of the Commonwealth as declared by the U.S. Congress that a fair proportion of the purchase and contracts for supplies and services for the Commonwealth be placed with small business concerns.

      (b) The Contractor shall accomplish the maximum amount of subcontracting to small business concerns that the Contractor finds to be consistent with the efficient performance of the Contract.


 53.  WORKING HOURS
      (a) It is contemplated that all work will be performed during the regular working hours of the trades involved unless otherwise specified in the Contract. "Regular working hours" shall mean from 7:30 a.m. to 4:30 p.m., Monday through Friday, except holidays.

      (b) If the Contractor desires to carry on work outside regular working hours, he shall submit an application to the Contracting Officer, and shall allow ample time to enable satisfactory arrangements to be made by the Contracting Officer for inspecting the work in progress. The cost of inspection outside of regular working hours shall be borne by the Contractor. Work performed by the Contractor at his own volition outside of regular working hours shall be at no additional expense to the Commonwealth. (c) If the Contractor chooses and the Contracting Officer approves work at night, the Contractor shall light the different parts of the work in an approved manner.


 54.  SOCIAL SECURITY
      (a) All employees of the Contractor or his subcontractors shall be covered under the Commonwealth of the Northern Mariana Islands Social Security System. The employee withholding is 7.65% of the first $62,700.00 of wages earned. The employer contribution is a like


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      amount.  Additional  information  can be obtained from the Social Security
      Office,  Commonwealth of the Northern Mariana Islands, Saipan.


 55.  ACCIDENT PREVENTION - PUBLIC SAFETY
      (a) In the performance of the contract, the Contractor shall comply with the applicable provisions of the "Commonwealth of the Northern Mariana Islands Safety Manual", and the provisions of the U.S. Occupational Safety and Health Act (OSHA), and shall take all precautions necessary to protect persons and property; including, but not limited to, providing, erecting, and maintaining all necessary barricades, suitable and sufficient red lights, danger signals, and signs. Roads subject to interference by the work shall be kept open or suitable detours shall be provided and maintained by the Contractor. If directed, the Contractor shall erect such additional warning and directional signs in connection with the work as may be furnished by the Commonwealth. Roads closed to traffic shall be protected by effective barricades on which shall be placed acceptable warning and detour signs. All barricades and obstructions shall be illuminated at night, and all lights shall be kept burning from sunset until sunrise. The cost of compliance with this clause shall be borne by the Contractor.


 56.  DEBRIS AND CLEANING
      (a) The Contractor shall, during the progress of the work, remove and dispose of the resultant dirt and debris and keep the job site clean.

      (b) Upon completion of the work, the Contractor shall remove from the vicinity of the work all plant, buildings, rubbish, unused materials, concrete forms and other like material and construction equipment belonging to him or used under his direction during construction, except as otherwise directed, and in the event of his failure to do so to the satisfaction of the Commonwealth, the same may be removed by the Commonwealth or otherwise, at the expense of the Contractor, and his surety or sureties shall be liable therefore.


 57.  SANITATION

      (a) Adequate sanitary conveniences of an approved type for the use of persons employed on the work, and properly secluded from public observation, shall be provided and maintained by the Contractor in such a manner and at such points as shall be required or approved by the Contracting Officer. These conveniences shall be maintained at all times without nuisance, and this shall be strictly enforced. Upon completion of the work, they shall be removed from the premises, leaving the premises clean and free from nuisance.

 58.  PROTECTION OF EXISTING VEGETATION, STRUCTURES, UTILITIES, AND IMPROVEMENTS
      (a) The Contractor shall preserve and protect all existing vegetation such as trees, shrubs and grass on, or adjacent to, the site of work which is not to be removed and which does not reasonably interfere with the construction work. Care shall be taken in removing trees authorized for removal to avoid damage to vegetation deemed to be in place. Any limbs or branches of trees broken during such operations or by the careless operation of equipment, or by workmen, shall be trimmed with a clean cut and painted with an approved tree pruning compound as directed by the Contracting Officer.

      (b) The Contractor shall protect from damage all existing improvements and utilities at or near the site of the work, the location of which is made known to him, and will repair or restore any damage to such facilities resulting from failure to comply with requirements of the Contract or the failure to


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      exercise reasonable care in the performance of the work. If the Contractor fails or refuses to repair any such damage promptly, the Contracting Officer may have the necessary work performed and charge the cost thereof to the Contractor.

 59.  STORM PROTECTION

      (a) The Contractor, at no additional cost to the Commonwealth, shall be responsible for the security and safety of the construction work and the site, including the Contractor's camp site, when warnings of winds of gale force are issued. Gale winds are defined as having a sustained velocity of 34 knots (39 MPH) or greater and include winds of tropical storms and typhoon intensity.

      (b) Satisfactory job site clean-up is the initial, basic, day-to-day minimal preparation the Contractor can make for winds of destructive force. When warnings of winds of gale force are issued, the Contractor shall carry out, without delay, all directives concerning securing action to be taken which may be issued to him by the Contracting Officer or his designated representative. This preparation is in accordance with the contract terms and every practicable precaution shall be taken to minimize the danger to persons; to prevent damage to work in place, materials, supplies, equipment, adjacent structures, and property of others; and in the public interest.

 60.  FAILURE TO FURNISH INFORMATION AND RECORDS

      (a) If the Contractor or any subcontractor or the officers or agents of the Contractor or any subcontractor shall refuse or have refused, expect as provided otherwise by the terms Contract, to furnish to any Commonwealth agency, or any establishment in the legislative or judicial branch of the Commonwealth, information or records reasonably pertinent to the Contract or any other Commonwealth contract in connection with which the Contractor or any such subcontractors has or shall have performed work or furnished materials or supplies or undertaken so to do, the following action may be taken:

      (b) In the case of a refusal by the Contractor, its officers or agents, the Commonwealth may, after affording an opportunity to explain or justify such refusal, terminate the Contractor's right to proceed with the work under the Contract and thereupon the Commonwealth may avail itself of the rights and remedies provided in the "Termination for Default" clause, in addition to any other rights and remedies provided by law or under the Contract.

      (c) In the case of a refusal by a subcontractor, its officers or agents, the Commonwealth may, after affording an opportunity to explain or justify such refusal, require the Contractor to terminate the subcontract without cost to the Commonwealth, or if the Contractor fails or refuses to effect such termination, the Commonwealth may terminate the Contractor's right to proceed with the work under the Contract and thereupon the Commonwealth may avail itself of the rights and remedies referred to in the "Termination for Default" clause.


 61. PERMISSION TO ENTER THE COMMONWEALTH OF THE NORTHERN MARIANA ISLANDS (a) Permission to enter the Commonwealth of the Northern Mariana Islands must be secured from the CNMI Department of Commerce and the CNMI Department of Labor and Immigration, by filling out the requisite CNMI standard forms.


 62.  TRANSPORTATION AND LODGING EXPENSE
      (a) If the Contractor utilized nonresident labor as defined in Title 49 of the CMI Code, and if the Contractor provides either transportation, lodging or lodging expense, or room or board expenses to any such employee, then such Contractor shall provide the same benefits to resident employees, as defined in
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      Title 49; provided,  however,  that  transportation,  lodging,  or lodging expenses;  or room or board  expenses need not be provided when a resident
      employee   maintains  his  principal  place  of  residence  within  normal commuting distance, as defined by regulations implementing Public Law No. 4C-49, from his place of employment with such Contractor.


 63.  OFFICIALS NOT TO BENEFIT

(a) No member of Congress of the United States, member of the Commonwealth of the Northern Mariana Islands Legislature or the Governor of the Commonwealth of the Northern Mariana Islands shall be admitted to any share of the Contract, or to any benefit that may arise therefrom; but this provision shall not be construed to extend to the Contract if made with a corporation for its general benefit.


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